Exhibit 99.4

PROXY

SIMMONS FIRST NATIONAL CORPORATION

501 MAIN STREET

PINE BLUFF, ARKANSAS 71601

(870) 541-1000

SPECIAL MEETING OF SHAREHOLDERS

October 18, 2017

PLEASE SIGN AND RETURN PROMPTLY IN THE SELF-ADDRESSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Robert A. Fehlman, Patrick A. Burrow and Marty D. Casteel as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Simmons First National Corporation (“Simmons”), which the undersigned is entitled to vote at the special meeting of shareholders to be held on October 18, 2017, at 11:00 a.m., local time in the Ryburn Community Room of Simmons’ Pine Bluff, Arkansas headquarters (501 Main St., Pine Bluff, Arkansas, 71601), or any adjournment thereof.

This proxy is solicited on behalf of our board of directors and will be voted in accordance with the undersigned’s instructions set forth herein. If no instruction is given, this proxy will be voted FOR each of Proposals 1, 2, 3, 4 and 5.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF PROPOSALS 1, 2, 3, 4 AND 5:

PROPOSAL 1 – To approve the Agreement and Plan of Merger, dated as of December 14, 2016, as amended on July 19, 2017, by and between Simmons and Southwest Bancorp, Inc. (“OKSB”) pursuant to which OKSB will merge with and into Simmons (the “OKSB Merger Proposal”).

☐   FOR     ☐   AGAINST     ☐   ABSTAIN

PROPOSAL 2 – To approve the Agreement and Plan of Merger, dated as of January 23, 2017, as amended on July 19, 2017, by and between Simmons and First Texas BHC, Inc. (“First Texas”) pursuant to which First Texas will merge with and into Simmons (the “First Texas Merger Proposal”).

☐   FOR     ☐   AGAINST     ☐   ABSTAIN

PROPOSAL 3 – To approve an increase in the size of the Simmons board of directors from 14 to 16.

☐   FOR     ☐   AGAINST     ☐   ABSTAIN

PROPOSAL 4 – To adjourn the Simmons special meeting, if necessary or appropriate, to solicit additional proxies in favor of the OKSB Merger Proposal.

☐   FOR     ☐   AGAINST     ☐   ABSTAIN

PROPOSAL 5 – To adjourn the Simmons special meeting, if necessary or appropriate, to solicit additional proxies in favor of the First Texas Merger Proposal.

☐   FOR     ☐   AGAINST     ☐   ABSTAIN

With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.

PLEASE SIGN BELOW AND RETURN IN THE ENCLOSED STAMPED ENVELOPE.

THIS IS THE ONLY DOCUMENT YOU NEED TO RETURN AT THIS TIME.

Date:
Print Shareholder Name

Signature of Shareholder(s)

Date:
Print Joint Shareholder Name

Signature of Joint Shareholder(s)

Instructions for Signatures:

When shares are held jointly, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or in an entity capacity, please give full title. If more than one trustee, all should sign.